                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of (a) our report dated January 22, 1998 (except with respect to the matters discussed in the Note entitled "Subsequent Events" as to which the date is March 18, 1998) relating to the December 31, 1997 consolidated financial statements of Lafarge Corporation included in Lafarge Corporation's Form 10-K for the year then ended, (b) our report dated April 15, 1998 (except with respect to the matters discussed in the Note entitled "Subsequent Event" as to which the date is June 3, 1998) relating to the December 31, 1997 combined financial statements of the Redland Businesses to be Acquired included in Lafarge Corporation's Form 8-K filed June 18, 1998, (c) our report dated June 3, 1998 relating to the December 31, 1997 consolidated supplemental financial statements of Lafarge Corporation included in Lafarge Corporation's Form 8-K filed June 18, 1998, and to all references to our Firm included in this Form S-3 Registration Statement for Lafarge Corporation to register $650,000,000 of Senior Notes.

                                         ARTHUR ANDERSEN LLP

Washington, D.C.
June 26, 1998